UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2023
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 4th Avenue S, Suite 400
Seattle, Washington 98108
(Address of principal executive offices, including zip code)

(855) 727 - 9079
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	TRUP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.
Board Leadership Structure
On January 10, 2023, the Board of Directors (the “Board”) of Trupanion, Inc. (the “Company”) appointed Darryl Rawlings as Chairman of the Board. Mr. Rawlings is replacing Murray Low, who has been appointed the lead independent director of the Board. Mr. Rawlings’ appointment is in connection with succession planning for the Company’s Chief Executive Officer. The Company’s current intent is for Mr. Rawlings to serve as both Chairman of the Board and Chief Executive Officer until 2025, after which time he will only serve as Chairman of the Board.
In addition, Dr. Low has assumed the role of Chair of the Nominating & Corporate Governance Committee. Mr. Howard Rubin has assumed the role of Chair of the Compensation Committee.
Declassification of Board
Following engagement with shareholders and evaluation of best practices, the Company plans to put to a shareholder vote at the 2023 Annual Shareholder Meeting a proposal to eliminate its staggered board and move to an annual election process. In connection with this plan, no directors would remain on the Board without being re-elected at the Annual Shareholder Meeting in June of 2023.
These matters are being announced in a press release attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press release issued by Trupanion, Inc. dated January 10, 2023
	104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Drew Wolff
Name: Drew Wolff
Title: Chief Financial Officer
Date: January 10, 2023